Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2021, with respect to the consolidated financial statements of Bryn Mawr Bank Corporation and subsidiaries, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 1, 2022